SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2003

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30883	01-0524931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall Street, 12th Floor Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 774-3244

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Required FD Disclosure.

I-many, Inc., a Delaware corporation (“I-many”), is filing this current report on Form 8-K for the purpose of filing with the Securities and Exchange Commission (“SEC”) its press release dated July 21, 2003 announcing that it has signed a definitive asset purchase agreement with Neoforma, Inc. (NASDAQ: NEOF), to sell I-many’s health and life sciences business for $20 million, in cash and Neoforma common stock, and an additional opportunity to earn up to $5 million in Neoforma common stock upon achievement of certain revenue targets. The sale, which is subject to approval by I-many’s stockholders and satisfaction of other customary closing conditions, is expected to be completed near the end of the third quarter of 2003.

In connection with its decision to sell the health and life sciences business, I-many engaged First Albany Corporation as its financial advisor to assist it in exploring strategic alternatives. The determination to sell the health and life sciences business was made following an active marketing process managed by First Albany that included other potential buyers. I-many’s board of directors received a fairness opinion from First Albany in support of the Asset Purchase Agreement.

Copies of the Asset Purchase Agreement and press release have been filed as Exhibits 10.1 and 99.1, respectively, to this Current Report on Form 8-K.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.               Description

10.1	Asset Purchase Agreement, dated as of July 18, 2003, between I-many, Inc., Neoforma, Inc. and Neocars Corporation.

99.1	Press Release, dated July 21, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-MANY, INC.

Date: July 21, 2003	By:	/s/ A. LEIGH POWELL
A. Leigh Powell Chief Executive Officer

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EXHIBIT INDEX

    Exhibit No.                     Description

10.1	Asset Purchase Agreement, dated as of July 18, 2003, between I-many, Inc., Neoforma, Inc. and Neocars Corporation.

99.1	Press Release, dated July 21, 2003.

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